Exhibit 5.3

February 28, 2025

NewAmsterdam Pharma Company N.V.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Ladies and Gentlemen:

We have acted as United States counsel to NewAmsterdam Pharma Company N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of up to $500 million in aggregate amount of, among other things: (i) ordinary shares of the Company, nominal value €0.12 per share (the “Ordinary Shares”), (ii) one or more series of senior debt securities of the Company (the “Senior Debt Securities”), to be issued pursuant to a senior debt indenture in substantially the form filed as Exhibit 4.1 to the Registration Statement (as defined below) (the “Senior Debt Indenture”), (iii) one or more series of subordinated debt securities of the Company (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to a subordinated debt indenture in substantially the form filed as Exhibit 4.2 to the Registration Statement (the “Subordinated Debt Indenture”), (iv) warrants to purchase Ordinary Shares, Debt Securities or other securities of the Company (the “Warrants”), the terms of which will be determined by the board of directors of the Company prior to the issuance thereof, (v) purchase contracts that will entitle the holder thereof to purchase or sell certain Debt Securities or equity securities at a specified purchase price or at a purchase price determined by reference to a specific formula at a future date (the “Purchase Contracts”), (vi) rights to subscribe for and to purchase Ordinary Shares, Debt Securities or other securities of the Company (the “Subscription Rights”) and (vii) units, consisting of any combination of Ordinary Shares, Debt Securities, Warrants, Purchase Contracts and/or Subscription Rights (the “Units” and, collectively with the Debt Securities, the Warrants, the Purchase Contracts and the Subscription Rights, the “Covered Securities”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed the Registration Statement, including the form of prospectus included therein, the forms of Senior Debt Indenture and Subordinated Debt Indenture and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

NewAmsterdam Pharma Company N.V.

February 28, 2025

We have assumed that, at the time of the issuance, sale and delivery of each issue of Covered Securities:

(i)

the execution, delivery and performance by the Company of (a) the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and any indenture supplement thereto (as applicable, an “Indenture”), (b) any warrant agreement (a “Warrant Agreement”), and (c) any purchase contract agreement, subscription agreement or subscription rights certificate, and unit agreement (collectively with any Indenture and Warrant Agreement, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company;

(ii)

the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Covered Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iii)

the prospectus included in the Registration Statement will describe the Covered Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby.

We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents and any Covered Securities issued pursuant thereto will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any Covered Securities that are exercisable or exchangeable for, or convertible into, Ordinary Shares, the Company will have a sufficient number of authorized but unissued Ordinary Shares under its articles of association. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have assumed further that the Company is, and shall remain, a company duly organized, validly existing and in good standing under the laws of the Netherlands and has, and will have, all requisite power, authority and legal right to execute, deliver and perform its obligations under the Covered Securities and the Documents. With respect to all matters of laws of the Netherlands, we note that you are relying on an opinion of NautaDutilh B.V., dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement.

NewAmsterdam Pharma Company N.V.

February 28, 2025

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if:

(1) With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) an Indenture (including any supplements thereto) has been duly executed and delivered on behalf of the Company and a trustee qualified to act under applicable law and such Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver such Indenture and any necessary supplement thereto and to authorize the form, terms, execution and delivery of any Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (v) any Ordinary Shares or Covered Securities issuable upon the conversion of such Debt Securities, as applicable, have been duly and validly authorized and, in the case of Ordinary Shares, reserved for issuance and sale; and (vi) such Debt Securities have been duly executed by the Company and authenticated by the Indenture trustee in accordance with the Indenture and any applicable indenture supplement and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver the applicable Warrant Agreement, if any, and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any Ordinary Shares or Covered Securities purchasable upon the exercise of such Warrants, as applicable, have been duly and validly authorized and, in the case of Ordinary Shares,

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February 28, 2025

reserved for issuance and sale; (v) the applicable Warrant Agreement, if any, with respect to the Warrants has been duly executed and delivered by the Company and the warrant agent; and (vi) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, such Warrants (including any Warrants to be issued by the Company upon the conversion or exercise of other securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) With respect to the Purchase Contracts: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary purchase contract agreement and to authorize the form, terms, execution and delivery of the Purchase Contracts, and to fix or otherwise determine the consideration to be received for the Purchase Contracts, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any Ordinary Shares or Covered Securities to be issued pursuant to such Purchase Contracts have been duly and validly authorized and, in the case of Ordinary Shares, reserved for issuance and sale; (v) any necessary purchase contract agreement has been duly executed and delivered by the Company and any other party thereto; and (vi) the Purchase Contracts have been duly executed and delivered by the Company against payment therefor in accordance with any applicable purchase contract agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Purchase Contracts and the plan of distribution, then, upon the happening of such events, the Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the

NewAmsterdam Pharma Company N.V.

February 28, 2025

Commission and any other regulatory authorities have been obtained; (iv) any Ordinary Shares or Covered Securities purchasable upon exercise of such Subscription Rights, as applicable, have been duly and validly authorized and, in the case of Ordinary Shares, reserved for issuance and sale; (v) the subscription agreement or subscription rights certificate, as applicable, has been duly executed, and delivered by the Company and any other party thereto; and (vi) the Subscription Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any Ordinary Shares or Covered Securities to be issued pursuant to such Units have been duly and validly authorized and, in the case of Ordinary Shares, reserved for issuance and sale; (v) the unit agreement has been duly executed, and delivered by the Company and any other party thereto; and (vi) the Units and the Covered Securities underlying the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the Ordinary Shares or Covered Securities underlying the Units and the plan of distribution and the Ordinary Shares underlying such Units have been validly issued and are fully paid and non-assessable, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are

NewAmsterdam Pharma Company N.V.

February 28, 2025

contrary to public policy; (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest; (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received; (vi) restrictions upon transfers, pledges or assignments of a party’s rights under any Indenture (including any supplement thereto); or (vii) provisions purporting to make a party’s determination conclusive. We express no opinion as to the valid issuance or enforceability of any securities other than the Covered Securities, including any securities not issued by the Company.

Our opinion above is qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus relating to the offer and sale of the Covered Securities constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP